REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of MFS Variable Insurance Trust II (formerly known as MFS/Sun Life Series Trust):

In planning and performing our audits of the financial statements of MFS Variable Insurance Trust II (formerly known as MFS/Sun Life Series Trust) (the Trust) (comprised of MFS Blended Research Core Equity Portfolio (formerly known as Massachusetts Investors Trust Series), MFS Blended Research Growth Portfolio, MFS Blended Research Value Portfolio, MFS Bond Portfolio (formerly known as
Bond Series), MFS Capital Appreciation Portfolio (formerly known as Capital Appreciation Series), MFS Core Equity Portfolio (formerly known as Core Equity Series), MFS Emerging Growth Portfolio (formerly known as Emerging Growth Series), MFS Emerging Markets Equity Portfolio (formerly known as Emerging Markets Equity Series), MFS Global Growth Portfolio (formerly known as Global Growth Series), MFS Global Governments Portfolio (formerly known as Global Government Series), MFS Global Total Return Portfolio (formerly known as Global Total Return Series), MFS Government Securities Portfolio (formerly known as Government Securities Series), MFS High Yield Portfolio (formerly known as High Yield Series), MFS International Growth Portfolio (formerly known as International Growth Series), MFS International Value Portfolio (formerly known as International Value Series), MFS Massachusetts Investors Growth Stock Portfolio (formerly known as Massachusetts Investors Growth Stock Series), MFS Mid Cap Growth Portfolio (formerly known as Mid Cap Growth Series), MFS Mid Cap Value Portfolio (formerly known as Mid Cap Value Series), MFS Money Market Portfolio (formerly known as Money Market Series), MFS New Discovery Portfolio (formerly known as New Discover Series), MFS Research Portfolio (formerly known as Research Series), MFS Research International Portfolio (formerly known as Research International Series), MFS Strategic Income Portfolio (formerly known as Strategic Income Series), MFS Strategic Value Portfolio (formerly known as Strategic Value Series), MFS Technology Portfolio (formerly known as Technology Series), MFS Total Return Portfolio (formerly known as Total Return Series),
MFS Utilities Portfolio (formerly known as Utilities Series) and MFS Value Portfolio (formerly known as Value Series) as of and for the year ended
December 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trusts internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion. The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a companys assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate. A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis. Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2007. This report is intended solely for the information and use of management and the Board of Trustees of MFS Variable Insurance Trust II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 15, 2008